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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Norwest Corporation:

  We consent to incorporation by reference of our report dated January 18, 1995 relating to the consolidated balance sheets of Norwest Corporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994, Form 10-K of Norwest Corporation, in the following Registration Statements of Norwest Corporation: Nos. 33-10820, 33-11438, 33-21484, 33-21485, 33-35162, 33-38767, 33-42198, 33-50305, 33-50307, 33-50309 and
33-50311 on Form S-8, Nos. 33-1387, 033-50435, 033-51329, 033-54147 and 033-
55429 on Form S-3 and Nos. 33-38013, 33-54322, 033-55533 and 33-57904 on Form
S-4 (each, a Post-effective Amendment No. 1 on Form S-8).

                                          /s/ KPMG Peat Marwick LLP

Minneapolis, Minnesota
March 13, 1995